Exhibit 99.1

Venaxis Files Response to FDA’s Request for Additional Information
Venaxis to Host Conference Call on Business Update and Review of FDA Submission Status
CASTLE ROCK, Colo., December 3, 2014 /PRNewswire/ -- Venaxis®, Inc. (Nasdaq: APPY),  an in vitro diagnostic company focused on obtaining FDA clearance for and commercializing its CE Marked APPY1™ Test, a rapid blood-based test designed to aid emergency room clinicians in identifying children, adolescent, and young adult patients who are at low risk for appendicitis, today announced it has filed its response to the FDA’s Additional Information (AI) request related to the Company’s APPY1 direct de novo submission. Venaxis will provide a business update, including discussion on the APPY1 FDA submission, on Monday, December 8, 2014, at 4:30 p.m. ET. The conference call will be hosted by Steve Lundy, President and CEO.
Venaxis previously filed  its direct de novo submission for the APPY1 Test in March 2014 and received the FDA’s AI request following FDA’s initial review of the filing. Under the FDA's Submission Issue Meeting procedures, Venaxis had requested clarification from the FDA on certain of its feedback contained in the AI request and such clarifications were provided. Venaxis is pleased to announce that it has filed the supplemental information in response to the FDA’s AI request.
A live audio webcast will be accessible via the Investor Relations section of the Venaxis website, http://venaxis.com/webcast/. Participants and investors may also access the conference call by dialing 1-888-329-8862 (U.S.), or 1-719-325-2354 (Toll - International).
A replay of the call will be available approximately an hour after the end of the conference call on our website. To access the webcast, please visit the investor relations section of the Venaxis website at http://venaxis.com/webcast/.
About Venaxis, Inc.
Venaxis, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its CE Marked APPY1 Test. This unique blood-based test has projected high sensitivity and negative predictive value and is being developed to aid in the identification of patients at low probability for acute appendicitis, allowing for more conservative patient management. The APPY1 Test is being developed initially for pediatric, adolescent, and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging. While FDA clearance is being sought, a limited commercial launch for the APPY1 Test is ongoing in select European countries. For more information, visit www.venaxis.com.
Forward-Looking Statements
This press release includes "forward-looking statements" of Venaxis, Inc. (“Venaxis”) as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to obtain FDA clearance or approval, maintain CE Marking, cost effectively manufacture and generate revenues from the APPY1 Test at a profitable price point, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in Venaxis’ recent filings with the SEC, including its Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014.
Venaxis is a registered trademark and APPY1 is a trademark of Venaxis, Inc.
Contact – Jed Mahan, jmahan@venaxis.com; (303) 794-2000 Ext. 255